UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2009
Spirit AeroSystems Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas	67210

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (316) 526-9000
N/A

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On September 24, 2009, Spirit AeroSystems, Inc. (the “Company”), a wholly-owned subsidiary of Spirit AeroSystems Holdings, Inc., issued a press release announcing that it had priced $300 million aggregate principal amount of 7 1/2 % senior notes due 2017 (the “Notes”). The offering of the Notes is expected to settle and close on September 30, 2009, subject to customary closing conditions. The Company intends to use the proceeds of the offering of the Notes to repay borrowings under its existing senior secured revolving credit facility without any reduction of the lenders’ commitment thereunder, for general corporate purposes and to pay fees and expenses incurred in connection with the offering.
     A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
Exhibit 99.1 — Press Release dated September 24, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.
Date: September 24, 2009	/s/ Ulrich Schmidt
Ulrich Schmidt
Executive Vice President and Chief Financial Officer